Exhibit 99.1

Golden Ocean Group Limited

Notice of Special General Meeting of the Shareholders

March 26, 2015

NOTICE IS HEREBY given that a Special General Meeting of the Shareholders of Golden Ocean Group Limited (the “Company”) will be held on March 26, 2015 at 10:00 a.m. (Bermuda time), at 4th Floor, Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda for the following purposes which are more completely set forth in the accompanying joint proxy statement/prospectus and to consider and, if thought fit, passing with or without any amendments, the following resolution:

RESOLUTION: To authorize and approve the Merger Transactions by and among Knightsbridge Shipping Limited and Golden Ocean Group Limited, pursuant to which Golden Ocean Group Limited will merge into Knightsbridge Shipping Limited.

By Order of the Board of Directors

Georgina Sousa

Secretary

Dated:             , 2015.

Notes:

1.	The Board of Directors has fixed the close of business on February 16, 2015 as the record date for the determination of the shareholders entitled to attend and vote at the Special General Meeting or any adjournment thereof.
2.	No Shareholder shall be entitled to attend unless written notice of the intention to attend and vote in person or by proxy, together with the power of attorney or other authority (if any) under which it is signed, or a notarially-certified copy of that power of attorney, is sent to the Company Secretary, to reach the Registered Office by not later than 48 hours before the time for holding the meeting.
3.	A Form of Proxy is enclosed for use in connection with the business set out above.
4.	The resolution set out above will require the affirmative vote of at least 75% of the votes cast at the Special General Meeting.

Golden Ocean Group Limited (the “Company”)

Form of Proxy for use at Special General Meeting to be held on March 26, 2015.

I/We

(NAME IN BLOCK CAPITALS)

of

being (a) holder(s) of                                  Ordinary Shares of $0.10 each of the above-named Company on the record date of February 16, 2015, hereby appoint the duly appointed Chairman of the meeting or                                                       to act as my/our proxy at the Special General Meeting of the Company to be held on March 26, 2015, or at any adjournment thereof, and to vote on my/our behalf as directed below.

Please indicate with an X in the spaces provided how you wish your vote(s) to be cast on a poll. Should this card be returned duly signed, but without a specific direction, the proxy will vote for the Proposal.

Proposal	For	Against	Abstain

To authorize and approve the Merger Transactions by and among Knightsbridge Shipping Limited and Golden Ocean Group Limited, pursuant to which Golden Ocean Group Limited will merge into Knightsbridge Shipping Limited

Date	Signature

Notes:

1.	A Shareholder entitled to attend and vote at a meeting may appoint one or more proxies to attend and, on a poll, vote instead of him.
2.	Proxies appointed by a single Shareholder need not all exercise their vote in the same manner.
3.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority is determined by the order in which the names stand in the Register of Members.
4.	In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by a duly authorized officer or attorney.
5.	If it is desired to appoint by proxy any person other than the Chairman of the Meeting, his/her name should be inserted in the relevant place, reference to the Chairman deleted and the alteration initialled.
6.	This proxy should be completed and sent to the following address by not later than 48 hours before the time for holding the meeting:

Holders of Shares registered on the Singapore Exchange Securities Trading Limited should return their Proxy Forms to:

The Company Secretary, Golden Ocean Group Limited

c/o Tricor Barbinder Share Registration Services

8 Cross Street

#11-00 PWC Building

Singapore 048424

Fax: +65 6236 3405

Holders of Shares registered on the Oslo Stock Exchange should return their Proxy Forms to:

Nordea Bank Norge ASA

Issuer Services

PO Box 1166 Sentrum

0107 Oslo, Norway

Fax: +47 22 48 49 90/ +47 22 48 63 49

Or via e-mail to: issuerservices.no@nordea.com